EXHIBIT 10.25


                                       FTC
                                COMMERCIAL CORP.


As of October 31, 2005


Antik Denim, LLC
5804 E. Slauson Avenue
Commerce, CA 90040

Ladies and Gentlemen:

         This Amendment to Continuing Security Agreement (this "Amendment") is entered into as of October 31, 2005 by and between FTC COMMERCIAL CORP. ("FTC", "we" or "us") and ANTIK DENIM, LLC ("Client" or "you"), with reference to the following:

         A. FTC and Client are parties to a Continuing Security Agreement dated as of July 25, 2005 (as amended, the "Security Agreement"), the provisions of which are incorporated into this Amendment.

         B. FTC and Client desire to amend the Security Agreement, effective as of the date hereof, as set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1.       Initially   capitalized   terms  used  herein  which  are  not
                  otherwise defined shall have the meanings assigned to them in the Security Agreement.

         2. Subpart (d) of the first sentence of Section 4 is amended to read as follows and subpart (e) of the first sentence of
                  Section 4 is deleted in its entirety:

                  ; or (d) there shall occur with respect to the  Collateral any
                  misappropriation,   conversion,  diversion  or  fraud  or  any
                  material loss, theft or damage.

         3. Subpart (pp) of the second sentence of Section 4 is amended to read as follows, the word "or" is added before subpart (tt) of the second sentence of Section 4 and subpart (uu) of the second sentence of Section 4 is deleted in its entirety:

                  (pp) the issuance of any warrant, process or order of attachment, garnishment or lien, and/or the filing of a Lien as a result thereof against Collateral or any part of the Collateral;

         4. Except as amended hereby, the Security Agreement shall remain in full force and effect and unmodified. Client hereby reaffirms each and every one of Client's representations, warranties and covenants under the Security Agreement.

         5. Any reference in the Security Agreement to "this Agreement", "herein", "hereunder" or words of similar meaning shall mean the Security Agreement as amended by this Amendment.

         6. Client hereby represents and warrants to FTC that this Amendment has been duly authorized by all necessary action on the part of Client and constitutes a valid and legally binding obligation of Client, enforceable against Client in accordance with its terms.

         7. This Amendment shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.

         8. The Security Agreement, as amended by this Amendment, constitutes the entire agreement between Client and FTC as to the subject matter hereof and may not be altered or amended except by written agreement signed by Client and FTC. No provision hereof may be waived by FTC except upon written waiver executed by FTC.

         9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         Sincerely,                            AGREED:

         FTC COMMERCIAL CORP.                  ANTIK DENIM, LLC


         By: /s/ Kenneth L. Wengrod            By: /s/ Patrick Chow
            --------------------------            ----------------------------
         Name:   Kenneth L. Wengrod            Name:   Patrick Chow
         Title:  President                     Title:  CFO


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